MITSUBISHI MOTORS CREDIT OF AMERICA,  INC.
Monthly Servicing Report  --  MMCA Auto Owner Trust 2001-4
May 1, 2002 through May 31, 2002


I.  ORIGINAL TRANSACTION  PARAMETERS
A.	Initial Receivables					623,577,323.62
B.	Level Pay Pool Balance of the Initial Rec		574,469,269.18
C.	Last Scheduled Pmt Pool Bal of the Initial Rec		49,108,054.44
D.	Notes
	1.	Class A-1
		a.	Initial Balance				49,900,000.00
		b.	Note Interest Rate			2.01000%
		c.	Noteholders' Final Sched Pmt Date	16-Dec-02
	2.	Class A-2
		a.	Initial Balance				138,000,000.00
		b.	Note Interest Rate			2.8900%
		c	Noteholders' Final Sched Pmt Date	15-Nov-04
	3.	Class A-3
		a.	Initial Balance				145,000,000.00
		b.	Note Interest Rate			3.9700%
		c.	Noteholders' Final Sched Pmt Date	15-Mar-06
	4.	Class A-4
		a.	Initial Balance				197,200,000.00
		b.	Note Interest Rate			4.9200%
		c.	Noteholders' Final Sched Pmt Date	15-Aug-07
	5.	Class B
		a.	Initial Balance				40,066,000.00
		b.	Note Interest Rate			4.8400%
		c.	Noteholders' Final Sched Pmt Date	15-Aug-08
E.	Certificates Initial Balance				46,231,816.25
F.	Servicing Fee Rate 					1.00%
		Servicing Fee Rate for Deferred Receivables
		during Deferral Period				0.25%
G.	Wtd Avg Coupon (WAC) of the Initial Receivables		9.575%
H.	Wtd Avg Original Term to Maturity  (WAOM) of
	the Initial Rec						59.00
I.	Wtd Avg Remaining Term to Maturity (WAM) of the
	Initial Rec						58.00
J.	Number of Initial Receivables				24,273
K.	Reserve Account
	1.	Initial Reserve Account Deposit
		Percentage of Initial Pool			1.00%
	2.	Reserve Account Deposit on the Closing Date	6,163,978.16
	3.	Specified Reserve Balance Percentage		2.25%
L.	Yield Supplement Account Deposit on the Closing Date	14,448,157.02
M.	Yield Supplement Over Collateralization
	Balance on Closing Date					7,179,507.37
N.	Adjusted Principal Balance of Initial Receivables	616,397,816.25

II.  INPUTS FROM PREVIOUS MONTHLY SERVICER REPORT
A.	Total Pool Balance					580,200,515.15
B.	Level Payment Pool Balance				532,467,545.61
C.	Last Scheduled Payment Pool Balance			47,732,969.54
D.	Notes
	1.	Class A-1
		a.	Prior Month Note Balance		7,765,079.50
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
	2.	Class A-2
		a.	Prior Month Note Balance		138,000,000.00
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
	3.	Class A-3
		a.	Prior Month Note Balance		145,000,000.00
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
	4.	Class A-4
		a.	Prior Month Note Balance		197,200,000.00
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
	5.	Class B
		a.	Prior Month Note Balance		40,066,000.00
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
E.	Certificates Balance					46,231,816.25
F.	Reserve Account Balance					7,746,294.44
G.	Yield Supplement Account Balance			6,050,268.53
H.	Payahead Account Balance				184,376.78
I.	Yield Supplement Over Collatralization Balance 		5,937,619.40
J.	Deferred Receivables					346,810,517.74
K.	Cumulative Losses for All Prior Periods			1,362,848.85
L.	Weighted Average Coupon (WAC)				9.583%
M.	Weighted Average Remaining Term to Maturity  (WAM) 	56.81
N.	Number of Contracts					23,126
O.	Total Subsequent Receivables Sold as of
	Related Cutoff Dates
	1.	Level Pay Balance				0.00
	2.	Last Scheduled Payment Balance			0.00
	3.	Total						0.00

III.  INPUTS FROM THE INVESTOR REPORTING SYSTEM
A.	Precomputed Contracts Level Payment Principal
	1.	Scheduled Principal Reduction			877,854.77
	2.	Prepayments in Full				172,327.02
	3.	Repurchased Receivables Principal 		0.00
	4.	Repurchased Receivables Interest		0.00
B.	Total Collections for Precomputed Contracts 		1,103,309.66
C.	Precomputed Contracts - Principal on Last
	Scheduled Payments
	1.	Collected Principal				0.00
	2.	Repurchased Receivables Principal 		0.00
	3.	Repurchased Receivables Interest		0.00
	4.	Last Scheduled Payment Principal Paid in
		Full Prior to Month of Maturity			0.00
	5.	Last Scheduled Payment Principal Due on
		Loans Matured This Month			0.00
D.	Simple Interest Contracts - Level Payment
	1.	Principal Reduction				12,621,973.29
	2.	Collected Principal				12,617,995.11
	3.	Collected Interest				1,396,091.60
	4.	Repurchased Receivables Principal 		0.00
	5.	Repurchased Receivables Interest		0.00
E.	Simple Interest Contracts - Principal on Last
	Scheduled Payments
	1.	Collected Principal				128,517.28
	2.	Repurchased Receivables Principal 		0.00
	3.	Repurchased Receivables Interest		0.00
	4.	Last Scheduled Payment Principal
		Collected Prior to Month of Maturity		128,517.28
	5.	Last Scheduled Payment Principal Due on
		Loans Matured This Month			0.00
F.	Yield Supplement Information
	1.	Yield Supplement Amount 			1,048,726.75
	2.	Specified Yield Supplement Account Balance	4,875,038.71
G.	Yield Supplement Over Collateralization			5,681,510.16
H.	Advances
	1.	Actuarial Advances
		a.	Beginning Actuarial Advances
			(or payments due prior to
			Cutoff Date)				63,287.97
		b.	Current Month Actuarial Advances 	30,577.08
		c.	Reimbursement of Actuarial Advances
			(or payments due prior to
			Cutoff Date)				28,321.70
		d.	Ending Actuarial Advances (or
			payments due prior to Cutoff Date)	65,543.35
	2.	Precomputed Loans - Last Scheduled
		Payment Advances
		a.	Beginning Last Scheduled Payment
			Advances				0.00
		b.	Current Month Last Scheduled
			Payment Advances			0.00
		c.	Reimbursement of Last Scheduled
			Payment Advances 			0.00
		d.	Ending Last Scheduled
			Payment Advances			0.00
	3.	Simple Interest Loans - Last Scheduled
		Payment Advances
		a.	Beginning Last Scheduled
			Payment Advances			0.00
		b.	Current Month Last Scheduled
			Payment Advance				0.00
		c.	Reimbursement of Last Scheduled
			Payment Advances			0.00
		d.	Ending Last Scheduled Payment
			Advances				0.00
	4.	Net Servicer Advances 				2,255.38
I.	Payahead Account Activity
	1.	Net Increase/(Decrease) in Payahead
		Account Balance					24,004.85
	2.	Payahead Balance of Loans Defaulted
		this Period					0.00
	3.	Deposit to Payahead Account for
		Subsequent Receivables Sold This  Period	0.00
	4.	Ending Payahead Balance 			208,381.63
J.	Rule of 78s Payment					0.03
K.	Weighted Average Coupon of Remaining  Portfolio (WAC)	9.560%
L.	Weighted Average Remaining Maturity (WAM)		56.44
M.	Remaining Number of Receivables				22,648
N.	Delinquent Contracts	Contracts		Amount
	1.	30-59 Days
		Delinquent	423 	1.87%		10,157,374.04 	1.80%
	2.	60-89 Days
		Delinquent	108 	0.48%		2,549,074.88 	0.45%
	3.	90 Days or more
		Delinquent	91 	0.40%		2,204,413.31 	0.39%
	Net Loss and Defaulted Receivables
	Information
O.	1.	Vehicles Repossessed
		During Month 	88 			2,107,375.30
	2.	Loans Defaulted During
		the Month	68
	3.	Level Payment Principal Balance of
		Defaulted Receivables				1,390,456.34
	4.	Last Scheduled Payment Principal Balance
		of Defaulted Receivables			264,316.44
	5.	Level Payment Liquidation Proceeds		606,798.41
	6.	Last Scheduled Payment Liquidation Proceeds	17,308.30
	7.	Recoveries of Level Payment and Last
		Scheduled Payment on Previously
		Defaulted Receivables				185,180.65
P.	Pool Balances
	1.	Total Pool Balance				564,745,070.01
	2.	Level Pay Pool Balance				517,404,934.19
	3.	Last Scheduled Payment Pool Balance		47,340,135.82
	4.	Deferred Receivables				324,099,217.43
Q.	Principal Balance of Subsequent Receivables
	Sold This Period As of Subsequent Transfer Date
	1.	Level Pay Balance				0.00
	2.	Last Scheduled Payment Balance			0.00
	3.	Total Principal Balance				0.00

IV.  INPUTS DERIVED FROM OTHER SOURCES
A.	Reserve Account Investment Income			10,167.32
B.	Collection Account Investment Income			17,429.04
C.	Payahead Account Investment Income			219.70
D.	Yield Supplement Account Investment Income		8,659.54

V.  COLLECTIONS
A.	Level Payments Received (Excluding Repurchases)
	1.	Total Collections for Precomputed
		Contracts (Level Payment Only) 			1,103,309.66
	2.	Collected Principal on Simple Interest
		Contracts (Level Payment Only)			12,617,995.11
	3.	Collected Interest on Simple Interest
		Contracts (Level Payment Only) 			1,396,091.60
								15,117,396.37

B.	Last Scheduled Payment Principal Collections
	(Excluding Repurchases)					128,517.28
C.	Net Change in Payahead Account Balance 			(24,004.85)
D.	Net Liquidation Proceeds and Recoveries Received 	809,287.36
E.	Principal and Interest on Purchased or
	Repurchased Contracts 					0.00
F.	Exclusion of Rule of 78's Payments 			(0.03)
G.	Net Servicer Advances/(Reimbursements) 			2,255.38
I.	Yield Supplement Amount 				1,048,726.75
J.	Available Funds						17,082,178.26

VI.  DISTRIBUTIONS
A.	Principal Distribution Amount
	1.	Total Scheduled Principal			15,199,335.90
	2.	Principal Carrryover Shortfall			0.00
	3.	Total Principal Distribution Amount		15,199,335.90
B.	Total Required Payment
	1.	Total Servicing Fee  				86,357.34
	2.	Accrued Note Interest  Due
		a.	Class A-1				14,307.16
		b.  	Class A-2				332,350.00
		c. 	Class A-3 				479,708.33
		d.	Class A-4				808,520.00
		e.	Class B 				161,599.53
		f.	Total Accrued Note Interest		1,796,485.02
	3.	Principal Distribution Amount Due
		a.	Class A-1 				7,765,079.50
		b.  	Class A-2 				6,861,739.81
		c. 	Class A-3				0.00
		d.	Class A-4				0.00
		e.	Class B 				572,516.59
		f.	Total Principal Distribution Amount	15,199,335.90
	4.	Total Required Payment 				17,082,178.26
	5.	Available Funds					17,082,178.26
	6.	Reserve Account TRP Draw Amount			0.00
	7.	Total Available Funds						17,082,178.26
C.	Current Period Payments
	1.	Servicing Fee paid				86,357.34
	2.	Interest Paid
		a.	Class A-1 				14,307.16
		b.  	Class A-2 				332,350.00
		c. 	Class A-3 				479,708.33
		d.	Class A-4				808,520.00
		e.	Class B					161,599.53
		f.	Total Interest Paid			1,796,485.02
	3.	Remaining Available Funds			15,199,335.90
	4.	Principal Payments
		a.	Class A-1 				7,765,079.50
		b.  	Class A-2 				6,861,739.81
		c. 	Class A-3 				0.00
		d.	Class A-4				0.00
		e.	Class B					572,516.59
		f.	Total Principal Payments		15,199,335.90
D.	Current Period Shortfalls
	1.	Interest Carryover Shortfall
		a.	Class A-1 				0.00
		b.  	Class A-2 				0.00
		c. 	Class A-3 				0.00
		d.	Class A-4				0.00
		e.	Class B					0.00
		f.	Total Interest Carryover Shortfall	0.00
	2.	Principal Carryover Shortfall
		a.	Class A-1 				0.00
		b.  	Class A-2 				0.00
		c. 	Class A-3 				0.00
		d.	Class A-4				0.00
		e.	Class B					0.00
		f.	Total Principal Carryover Shortfall	0.00
E.	Reserve Account
	1.	Beginning Reserve Account Balance		7,746,294.44
	2.	Plus: Reserve Account Investment Income		10,167.32
	3.	Less: Reserve Account Advance Draw Amount	0.00
	4.	Less: Reserve Account TRP Draw Amount		0.00
	5.	Reserve Account Balance before Deposit
		to Reserve Account				7,756,461.76
	6.	Specified Reserve Account Balance		13,868,950.87
	7.	Amount Necessary to Reinstate Reserve
		Account to Specified Reserve Balance 		6,112,489.11
	8.	Funds Available for Deposit to Reserve
		Account						0.00
	9.	Amount Deposited to Reserve Account		0.00 		0.00
	10.	Reserve Account Investment Income
		Released to Seller				0.00
	11 	Ending Reserve Account Balance			7,756,461.76
F.	Excess Funds Deposited to Certificate
	Distribution Account					0.00 		0.00
G.	Total Distributions							17,082,178.26

VII.  POOL BALANCES AND PORTFOLIO
	INFORMATION			Beginning		End
A.	Balances and Principal Factors	of Period		of Period
	1.	Total Pool Balance	580,200,515.15 		564,745,070.01
	2.	Total Pool Factor	0.9304388		0.9056536
	3.	Level Pmt Pool Bal	532,467,545.61 		517,404,934.19
	4.	Level Pmt Pool Factor	0.9268860		0.9006660
	5.	Last Sched Pmt
		Pool Bal		47,732,969.54 		47,340,135.82
	6.	Note Balance
		a.	Class A-1 	7,765,079.50 		0.00
		b.  	Class A-2 	138,000,000.00 		131,138,260.19
		c. 	Class A-3 	145,000,000.00 		145,000,000.00
		d.	Class A-4	197,200,000.00 		197,200,000.00
		e.	Class B		40,066,000.00 		39,493,483.41
		e.	Total		528,031,079.50 		512,831,743.60
	7.	Pool Factor
		a.	Class A-1 	0.1556128		0.0000000
		b.  	Class A-2 	1.0000000		0.9502772
		c. 	Class A-3 	1.0000000		1.0000000
		d.	Class A-4	1.0000000		1.0000000
		e.	Class B		1.0000000		0.9857107
	8.	Certificate Balance	46,231,816.25 		46,231,816.25
	9.	Certificate Pool
		Factor			1.0000000		1.0000000
	10.	Total Note and
		Certificate Balance	574,262,895.75		559,063,559.85
	11.	Yield Supplement Over
		Collatralization	5,937,619.40		5,681,510.16

B.	Portfolio Information
	1.	Wtd Avg Coupon of
		Portfolio (WAC)		9.583% 			9.560%
	2.	Wtd Avg Remaining Term
		to Maturity of
		Portfolio (WAM) 	56.81 			56.44
	3.	Remaining Number of
		Receivables		23,126 			22,648


VIII.  NET LOSS AND DELINQUENCY ACTIVITY
A.	Realized Losses for Collection Period			1,030,666.07
B.	Realized Losses for Collection Period
	Less Recoveries						845,485.42
C.	Cumulative Losses for all Periods  			2,208,334.27
D	Delinquent and Repossessed Contracts
				Contracts		Amount
	1.	30-59 Days
		Delinquent	423 	1.87%		10,157,374	1.80%
	2.	60-89 Days
		Delinquent	108 	0.48%		2,549,075	0.45%
	3.	90 Days or more
		Delinquent	91 	0.40%		2,204,413	0.39%
	4.	Vehicles Repossessed
		During Collection
		Period		88 	0.38%		2,107,375


IX.  AVERAGE LOSS AND DELINQUENCY RATIOS
A.	Annualized Ratio of Realized Losses to Pool
	Balance for Each Collection Period
	1.	Second Preceding Collection Period		0.67%
	2.	Preceding Collection Period			1.82%
	3.	Current Collection Period 			2.13%
	4.	Three Month Average 				1.54%

B.	Annualized Net Loss					1.75%

C.	Ratio of Balance of Contracts Delinquent 60 Days
	or More to the Pool Balance as of the End of the
	Collection Period.
	1.	Second Preceding Collection Period		0.51%
	2.	Preceding Collection Period			0.63%
	3.	Current Collection Period 			0.82%
	4.	Three Month Average 				0.65%

X.  RECONCILIATION OF COLLECTION ACCOUNT
A.	Transfers Into Collection Account
	1.	Transfer of Daily Collections			16,055,201.01
	2.	Yield Supplement Amount from MMCA		1,048,726.75
	4 	Net Servicer Advances (if positive) 		2,255.38
	5 	Reserve Account Draw for Total
		Required Payment 				0.00
	6 	Deposit from Payahead Account  			0.00
	7 	Collection Account Investment Income  		17,429.04
	8 	Total Transfers Into Collection Account		17,123,612.18
B.	Transfers from Collection Account
	1.	To Servicer
		a.	Total Servicing Fee			86,357.34
		b.	Rule of 78's Payment			0.03
		c.	Net Reimbursement of Servicer
			Advance or Payments Due Prior
			to Cutoff Date				0.00
		d.	Less:  Total Principal and
			Interest on Repurchases
			(Netted from Amounts Due Servicer) 	0.00
		e.	Total To Servicer (Net of
			Total Repurchases)			86,357.37

	2.	Total Required Payment Distributed
		(Net of Total Servicing Fee)			16,995,820.92
	3.	Deposit to Payahead Account 			24,004.85
	4.	Deposit to Reserve Account 			0.00
	5.	Deposit To Certificate Distribution Account
		a.	Excess Funds				0.00
		b.	Collection Account Investment Income	17,429.04
		c.	Total to Certificate
			Distribution Account			17,429.04
	6.	Total Transfers from Collection Account		17,123,612.18

XI.  RECONCILIATION OF RESERVE ACCOUNT
A.	Beginning Balance of Reserve Account			7,746,294.44
B.	Transfers Into Reserve Account
	1.	Reserve Account Deposit from Available Funds 	0.00
	2.	Reserve Account Investment Income 		10,167.32
	3.	Total Transfers Into Reserve Account		10,167.32
C.	Total Transfers In and Beginning Balance		7,756,461.76
D.	Distributions From Reserve Account
	1.	Transfer to Servicer for Reserve
		Account Advance Draw Amount			0.00
	2.	Transfer to Collection Account for
		Reserve Account TRP Draw Amount  		0.00
	3.	Reserve Account Investment Income to
		Seller (MART)  					0.00
	4.	Total Transfers From Reserve Account		0.00
E.	Ending Balance						7,756,461.76
F.	Total Distributions and Ending Balance			7,756,461.76

XII.  RECONCILIATION OF PAYAHEAD ACCOUNT
A.	Beginning Balance of Payahead Account			184,376.78
B.	Transfers Into Payahead Account
	1.	Net Payahead Transfer from Collection
		Account 					24,004.85
	2.	Payahead Account Investment Income 		219.70
	3.	Transfer from Pre-Funding Account for
		Subsequent Receivables				0.00
	4.	Total Transfers Into Payahead Account		24,224.55
C.	Total Transfers In and Beginning Balance		208,601.33
D.	Distributions From Payahead Account
	1.	Net Payahead Transfer to Collection Account 	0.00
	2.	Transfer Investment Income to Servicer 		219.70
	3.	Total Transfers From Payahead Account		219.70
E.	Payahead Account Ending Balance 			208,381.63
F.	Total Distributions and Ending Balance			208,601.33

XIII.  RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
A.	Beginning Balance of Yield Supplement Account 		6,050,268.53
B.	Transfers IntoYield Supplement Account
	1.	Yield Supplement Account Investment Income   	8,659.54
	2.	Total Transfers Into Yield Supplement Account	8,659.54
C.	Total Transfers and Beginning Balance  			6,058,928.07
D.	Distributions From Yield Supplement Account
	1.	Yield Supplement Amount to
		Collection Account (if not paid by MMCA) 	0.00
	2.	Transfer Investment Income to Seller (MART)  	8,659.54
	3.	Transfer Reduction in Specified Yield
		Supplement Account Balance to Seller (MART)	1,175,229.82
	4.	Total Transfers From Yield Supplement
		Account						1,183,889.36
E.	Specified Yield Supplement Account Ending Balance 	4,875,038.71
F.	Total Distributions and Ending Balance			6,058,928.07

XIV.  RECONCILIATION OF NOTE PAYMENT ACCOUNT
A.	Transfers Into Note Payment Account
	1.	Total Required Payment Distributed
		(less Total Servicing Fee) from
		Collection Account				16,995,820.92
	2.	Total Transfers Into Note Payment Account	16,995,820.92
B.	Distributions from Note Payment Account
	1.	Payments to Noteholders
		a.	Class A-1 				7,779,386.66
		b.  	Class A-2 				7,194,089.81
		c. 	Class A-3 				479,708.33
		d.	Class A-4				808,520.00
		e.	Class B					734,116.12
		f.	Total Payments to Noteholders		16,995,820.92
	2.	Ending Balance of Note Payment Account		0.00
C.	Total Distributions and Ending Balance			16,995,820.92

XV.  RECONCILIATION OF CERTIFICATE DISTRIBUTION ACCOUNT
A.	Transfers Into Certificate Distribution Account
	1.	Excess Funds Deposited from Collection
		Account						0.00
	2.	Collection Account Investment Income		17,429.04
	3.	Total Transfers into Certificate
		Distribution Account				17,429.04
B.	Distributions from Certificate Distribution Account
	1.	Payments to Certificateholders			17,429.04
	2.	Ending Balance					0.00
C.	Total Distributions and Ending Balance			17,429.04

XVI.  DISTRIBUTION SUMMARY
A.	Distributions From Collection Account
	1.	To Note Payment Account				16,995,820.92
	2.	To Servicer (MMCA) 				86,357.37
	3.	To Payahead Account				24,004.85
	4.	To Reserve Account 				0.00
	5 	To Certificate Distribution Account		17,429.04
	6.	Total Distributions From Collection Account	17,123,612.18

B.	Distributions From Reserve Account
	1.	To Collection Account 				0.00
	2.	To Seller (MART)				0.00
	3.	To Servicer (MMCA)				0.00
	4.	Total Distributions From Reserve Account

C.	Distributions From Payahead Account
	1.	To Collection Account				0.00
	2.	Investment Income to Servicer (MMCA) 		219.70
	3.	Total Distributions From Payahead Account	219.70

D.	Distributions From Yield Supplement Account
	1.	To Collection Account				0.00
	2.	Investment Income to Seller (MART)		8,659.54
	3.	Reduction in Specified Yield Supplement
		Account Balance to Seller (MART)		1,175,229.82
	4.	Total Distributions From Yield
		Supplement Account				1,183,889.36

E.	Total Distributions From All Accounts			18,307,721.24
F.	Total Distributions From All Accounts to:
	1.	Note Payment Account				16,995,820.92
	2.	Servicer (MMCA)					86,577.07
	3.	Seller (MART)					1,183,889.36
	4.	Collection Account 				0.00
	5.	Certificate Distribution Account		17,429.04
	6.	Reserve Account					0.00
	7.	Payahead Account				24,004.85
	8.	Yield Supplement Account			0.00
	9.	Total Distributions From All Accounts		18,307,721.24